Exhibit 5

September 27, 2002

Chelsea Property Group, Inc.
103 Eisenhower Parkway
Roseland, New Jersey 07068

CPG Partners, L.P.
103 Eisenhower Parkway
Roseland, New Jersey 07068

Gentlemen:

Chelsea Property Group, Inc. (the "Corporation") and CPG Partners, L.P. (the "Partnership") have requested our opinion in connection with the filing of a shelf registration statement on Form S-3 by the Corporation and Partnership (as amended, the "Registration Statement") registering (a) up to $615,070,000 aggregate initial offering price of (i) shares of common stock, $.01 par value per share, of the Corporation (the "Common Stock"), (ii) shares of preferred stock, $.01 par value per share, of the Corporation (the "Preferred Stock") and (iii) shares of Preferred Stock of the Corporation represented by depositary shares (the "Depositary Shares") and (b) up to $450,000,000 principal amount of one or more series of debentures, notes or other unsecured evidences of indebtedness ("Debt Securities" and together with the Common Stock, the Depositary Shares and the Preferred Stock, the "Securities") to be issued to the public from time to time and up to $123,017,000 aggregate initial offering price of Common Stock, Preferred Stock and Depositary Shares and up to $90,000,000 aggregate principal amount of Debt Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

In furnishing this opinion, we have examined copies of the Registration Statement, the Articles of Incorporation and By-Laws of the Corporation, as amended to date, and the minutes of the meeting of the Board of Directors of the Corporation authorizing the issuance of the Securities. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

Based upon and subject to the foregoing, it is our opinion that:

1.	The Common Stock (including any Common Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

2.	The Preferred Stock (including any Preferred Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Corporation's board of directors has adopted and the Corporation has duly filed with the Secretary of State of Maryland Articles Supplementary to the Corporation's Articles of Incorporation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (c) the shares of Preferred Stock have been issued, delivered, and paid for, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

3.	The Depositary Shares (including any Depositary Shares issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary corporate action of the Corporation and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Corporation's board of directors has adopted and the Corporation has duly filed with the Secretary of State of Maryland Articles Supplementary to the Corporation's Articles of Incorporation establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock underlying the Depositary Shares and the fractional share of Preferred Stock represented by each Depositary Share prior to issuance thereof, (c) the shares of Preferred Stock represented by the Depositary Shares have been deposited under an enforceable deposit agreement and (d) the Depositary Shares have been issued, delivered, and paid for, such Depositary Shares will be legally issued, fully paid, and nonassessable.

4.	The Debt Securities (including any Debt Securities issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary action of the Corporation and Partnership and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be the binding obligation of the Partnership.

To the extent that the obligations of the Partnership as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that such indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable in accordance with its terms, (iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the indenture, with all applicable laws and regulations and (iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

We do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the General Corporation Law of the State of Maryland, the Limited Partnership Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to be named in the Registration Statement to be filed by the Corporation and Partnership with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STROOCK & STROOCK & LAVAN LLP